Calculation of Filing Fee Tables
S-4
Western Midstream Partners, LP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common units representing limited partner interests	Other	36,986,158		$ 1,401,627,425.00	0.0001531	$ 214,589.16
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,401,627,425.00		$ 214,589.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 214,589.16
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of common units representing limited partner interests of Western Midstream Partners, LP (the "Registrant") issuable upon the completion of the mergers and other transactions contemplated by the Agreement and Plan of Merger, dated as of August 6, 2025, by and among the Registrant, Arrakis OpCo Merger Sub LLC, Arrakis Holdings Inc., Arrakis Unit Merger Sub LLC, Arrakis Cash Merger Sub LLC, Aris Water Solutions, Inc. ("Aris") and Aris Water Holdings, LLC (as may be amended, the "Merger Agreement") and is based upon the product of an exchange ratio in the Merger Agreement of 0.625 multiplied by the sum of (i) 32,710,743 shares of Class A common stock, par value $0.01 per share, of Aris ("Aris Class A Common Stock") estimated to be issued and outstanding immediately prior to the Cash Merger Effective Time (as defined in the Merger Agreement), and (ii) 26,467,109 Aris OpCo Stapled Units (as defined in the Merger Agreement) estimated to be issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement). (2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. Such amount equals the product of (i) $23.685, the average of the high and the low prices per share of Aris Class A Common Stock, as reported on the New York Stock Exchange on August 26, 2025, which is within five business days prior to the filing of this Registration Statement on Form S-4, and (ii) 59,177,852, the sum of the estimated maximum number of shares of Aris Class A Common Stock and Aris OpCo Stapled Units that may be exchanged for the securities being registered.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
59,177,852	$ 23.68	$ 1,401,627,424.62			$ 1,401,627,424.62

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A